Exhibit 99.1

Noodles & Company Builds Senior Leadership Team to Support Accelerated Growth Objectives
Promotions Highlight Company’s Commitment to People, Operational Excellence and Technological Innovation

Broomfield, Colo., March 3, 2021 (GLOBE NEWSWIRE) - Noodles & Company (NASDAQ: NDLS) has promoted three members of its leadership team into expanded roles to drive the Company’s accelerated growth objectives, including system-wide unit growth of at least 7% annually beginning in 2022, average unit volumes of $1.45 million by 2024, and restaurant contribution margin of 20% by 2024.

Dave Boennighausen, Chief Executive Officer at Noodles & Company, noted: “Our people-oriented strategy, continued operational excellence, and guest focused technological innovation is foundational to achieving our accelerated growth objectives. With these promotions, coupled with our bench strength in marketing and finance, we have built one of the best executive teams in the industry. The Noodles leadership team is strong, aligned and laser-focused on achieving our vision.”

Brad West has been promoted to Chief Operating Officer.
In September 2017, Brad joined Noodles as Executive Vice President of Operations with more than 40 years of operations experience. In his new role as Chief Operating Officer, Brad will continue to oversee the Company’s operations and training organization, as well as broaden his purview to oversee the franchise operations support program and the rollout of new kitchen upgrades. His role will be integral to the success of new unit growth, an area where he has already supported outstanding results with new restaurants being the best performing class in the Company’s history. Brad’s prior experience includes serving as Vice President of Operations at Smoothie King Franchisees, Inc.

Sue Petersen has been promoted to Executive Vice President of Inclusion, Diversity and People.
Sue joined Noodles in February of 2015 as Vice President of Human Resources, and in her expanded role, she will continue to spearhead the Company’s inclusion and diversity initiatives, as well as its total rewards, recruitment, and human resources functions. Sue’s consistent focus on creating a welcoming and supportive environment has improved manager tenure and turnover, outperforming industry benchmarks. Sue’s experience includes over 20 years of human resource and operational leadership roles at brands such as Chipotle, Walgreens and Rock Bottom Restaurants.

Corey Kline has been promoted to Executive Vice President of Technology.
Corey joined Noodles & Company in September of 2011 and has held leadership roles in the IT function, most recently as Vice President of Information Technology since July of 2016. Corey’s forward-looking approach to technology and governance has been instrumental in building the Company’s robust digital consumer platform as well as spearheading the Company’s efforts around a strong data security & compliance ecosystem.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, with noodles and flavors that you know and love to new ones you're about to discover. From indulgent Wisconsin Mac & Cheese to better-for-you Zoodles, Cauliflower Noodles and Cauliflower Gnocchi, the Company serves a world of flavor in every bowl. Made up of more than 450 restaurants and 8,000 passionate team members, Noodles was named one of the Best Places to Work by the Denver Business Journal for its unique culture built on the value of "Loving Life," which begins by nourishing and inspiring every team member and guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect the Company's current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding the Company's future financial performance and system-wide unit growth, including in light of management changes. The Company's actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to those discussed in the Company's filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 29, 2020. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the statements. Also, the forward-looking statements contained herein represent the Company's estimates and assumptions only as of the date hereof. Unless required by United States federal securities laws, the Company does not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

Media Contact: Danielle Moore; Press@Noodles.com